EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-3 ASR

(Form Type)

Essential Utilities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Equity	Common Stock, par value $0.50 per share	Rue 457(c)	4,500,000	$42.38	$190,710,000	0.0001102	$21,016.24
Carry Forward Securities
Equity	Common Stock, par value $0.50 per share	Rule 415(a)(6)	4,500,000		$190,710,000			Form S-3 ASR	333-240088	07/24/2020	$11,091.56
					Total Offering Amount:		$190,710,000
					Total Fee Previously Paid:		-
					Total Fee Offsets:		$11,091.56
					Net Fee Due:		$9,924.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, the offering price is computed on the basis of the average of the high and low prices of the common stock of Essential Utilities, Inc., as report on the New York Stock Exchange on May 10, 2023.
(3)	Pursuant to Rule 415(a)(6) this registration statement carries over 4,500,000 unsold shares of common stock of the 6,000,000 shares of common stock previously registered on the Registration Statement noted above (the “2020 Registration Statement”). As a result, the offering of unsold securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.